                                                                    EXHIBIT 10.7

                                    AGREEMENT

GRAVITY Co., Ltd. and Myoung-Jin Lee hereby agree to amend the royalty payment specified in the Agreement on Ragnarok Game Services and Related Matters, which was entered into by both parties on January 22, 2003 and remains effective to-date.

1. Other than the amendment on the royalty rates as provided herein, all terms and conditions of the Agreement on the Ragnarok Game Services and Related Matters dated January 22, 2003 shall remain in force and effect without modification.

2. Neither party shall disclose to a third party provisions hereof without written consent of the other party.

3.   The amendment shall be effective retroactive to January 2004.

ROYALTY RATE AMENDMENT





  Description                                                      Before           After         Base of Royalty
  -----------                                                      ------           -----         ---------------
  Domestic Ragnarok               Royalty                           1.50%            1.50%         Net Sales

  Other domestic royalties        Stamp cost on attack version,    10.00%           10.00%         Net Profit
                                  etc.

  Other domestic contract         Character contract               10.00%            5.00%         Net Profit
  amounts

  Domestic product sales          Character products               10.00%           10.00%         Net Profit

  Overseas Ragnarok royalty       Royalty                           1.50%            1.50%         Net Sales

  Overseas Ragnarok royalty       New contracts                     1.50%            1.00%         Net Sales
  contract amounts                Extended contracts                1.50%            0.00%          -

  Overseas product sales          Character products               10.00%           10.00%         Net Profit

  Other overseas contract amount  Merchandising contracts          10.00%            2.50%         Net Profit
                                  Character contracts              10.00%            2.50%         Net Profit
                                  Animation                        10.00%            0.00%          -

  PC games and mobile games                                         5.00%            5.00%         Net Profit

  Others                          Others                           10.00%            2.50%         Net Profit





* Net Sales: Total sales - all expenses (VAT, fees payable to payment service providers and fees payable to Internet cafes)


* Net Profit: the amount referred to as net income in the profit and loss statement for the current term, as calculated after deducting direct expenses, indirect expenses and taxes.





SETTLEMENT PERIOD


Description                                 Before Change           After Change          Remarks
-----------                                 -------------           ------------          -------
Domestic and overseas royalties          Monthly settlement     Monthly settlement      No change
Contract amounts and other sales         Monthly settlement     Quarterly settlement


EXPENSE CALCULATION BASIS

Description                                Before Change           After Change          Remarks
-----------                                -------------           ------------          -------
Contract amounts and sales               Estimated expenses      Cumulative sales
                                           (30%)


October 27, 2004

/seal/

Representative Director: Richard Hyonkook Kim
6th Floor, Shingu Building, 620-2, Shinsa-dong, Gangnam-gu, Seoul


GRAVITY Co., Ltd.

/s/ Myoung-Jin Lee

Myoung-Jin Lee (740412-1052628)

Yonsei Heightsville No. 302, 501-24, Changcheon-dong, Seodaemun-gu, Seoul